Exhibit 99.1

J & J Snack Foods Corp. Announces Quarterly Cash Dividend

    PENNSAUKEN, N.J.--(BUSINESS WIRE)--Aug. 17, 2005--J & J Snack Foods Corp. (NASDAQ:JJSF) announced today that its Board of Directors has declared a regular quarterly cash dividend of $.125 per share of its common stock payable on October 6, 2005 to shareholders of record as of the close of business on September 15, 2005.
    J & J Snack Foods Corp.'s principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE and ARCTIC BLAST frozen beverages, LUIGI'S, MAMA TISH'S, SHAPE UPS, MINUTE MAID* and BARQ'S** and CHILL frozen juice bars and ices, TIO PEPE'S churros, THE FUNNEL CAKE FACTORY funnel cakes, and MRS. GOODCOOKIE, CAMDEN CREEK, COUNTRY HOME and READI-BAKE cookies. J & J has manufacturing facilities in Pennsauken, Bridgeport and Bellmawr, New Jersey; Scranton, Hatfield and Chambersburg, Pennsylvania; Carrollton, Texas; Atlanta, Georgia and Vernon (Los Angeles) and Rancho Cucamonga, California.

    * MINUTE MAID is a registered trademark of The Coca-Cola Company.

    ** BARQ'S is a registered trademark of Barq's Inc.

    CONTACT: J & J Snack Foods Corp., Pennsauken
             Dennis G. Moore, 856-665-9533